UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):


                               September 1 , 2001
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                             Commission file number
                                     0-29006



                 Hexagon Consolidated Companies of America, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                             62-1210877
---------------------------                               -----------
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or                                       Identification No.)
organization)


 100 North Arlington, Suite 22F Reno, NV                       89502
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(Address of principal executive offices)                      (Zip Code)


Registrant's Telephone number, including area code:  (775) 324-4852
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Item No. 2.       Acquisition or Disposition of Assets.

                  On or about July 27, 2001, the Company entered into a settlement agreement with Robert R. Krilich, Sr., The R.K. Company, Royce Realty & Management Corpo., The Rainbow Group, The Senior Group, Gregory Loesch, Roseann Loesch, The Abuello Company, LTD., hereinafter collectively referred to as ("Krilich") the closing of which took place on October 7, 2001. Pursuant to the terms of that settlement agreement, the Company is not allow to disclose the settlement terms outlined in the agreement except as may be required in its filings with the Securities and Exchange Commission. The Commission's regulations require the Company to disclose certain information regarding the acquisition or disposition of a significant amount of assets. Given that requirement, the Company includes the following information in this Form 8-K:

         Between 1993 and 1995 the Company and Kirlich entered into a series of agreements for the purpose of exchanging stock in the Company for certain assets owned or controlled by Krilich as set forth in the Schedule A of the Amended and Restated Exchange Agreement dated June 5, 1995 ("Exchange Agreement").

         Disputes between the Company and Krilich arose and certain lawsuits were initialed by the parties, beginning in 1997, in the Circuit Courts of Du Page County and Cook County, Illinois and in the United States District Court, Middle District of Tennessee, Nashville Division (the discussion of these matters is contained in the Company's Second Amended Form 10-SB of December 15, 1999 and is incorporated by reference).

         Pursuant to the Settlement Agreement, the Company received from Krilich the following:

         (A) The release of all interest and reconveyance by assignment to the Company of all Company stock issued per the terms of the Exchange Agreement and the Company stock issued to Krilich's daughter and son-in-law Roseanne and Gregory Loesch.

         (B) The payment to the  Company of five  million  dollars  ($5,000,000)
cash.

         (C) The release of the Company from any and all obligations contained in the Exchange Agreement and any other agreements with the Company.

         (D) An offer to sell one-half (1/2) of the Company's American Independent Network trade due bills (AIN credits) for a sum of not less than ten million dollars ($10,000,000) with one-half (1/2) of the net proceeds payable to the Company. Krilich has one (1) year to sell the AIN credits. Krilich also has two (2) years from the date of the Settlement Agreement to purchase the other half of the AIN credits for the amount of two million five hundred thousand dollars ($2,500,000).

         Pursuant to the Settlement Agreement, Krilich received from the Company the following:

         (A) The reconveyance and transfer of all the Company's interest in all of the Exhange


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Agreement Property.

         (B) The retention of 17,187,500 shares (17,188 shares after a previous reverse split) by Krilich of the Company stock which Krilich had received from a third party as collateral for a loan. Krilich is prohibited from using this stock as a basis for litigation against the Company.

         (C) The release of Krilich from any and all obligations contained in the Exchange Agreement and any other agreements with the Company.

         All parties agreed to a dismissal of all litigation. The closing date set forth in the Settlement Agreement was October 7, 2001.

Item No. 4.       Change in Registrant's Certifying Accountant.

         On September 1, 2001, the Company engaged Forbush and Associates of Reno, Nevada to act as the Company's principal independent accountants. In this regard, the Company replaced its former independent account, W. Dale McGuie of Reno, Nevada.

         The Registrant's former accountant, W. Dale McGhie did not resign and did not decline to stand for reelection. The former accountant simply was replaced as of September 1, 2001. The decision to change accountants was recommended and approved by the Company's Board of Directors.

         Reports prepared by the Registrant's principal accountant on the Registrant's financial statements for the past two (2) years, have not contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

         1. The Independent Auditor's Report prepared by W. Dale McGhie in connection with the Company's financial statements as of September 30, 1999, December 31, 1996, 1997, and 1998, contained the following statement:

                  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, as discussed in Note 4 to the financial statement. A majority of the Company's assets consist of mineral inventories and mineral properties with a carrying value of $269,424,722. Recovery of the Company's mineral inventories is dependent upon the extraction and recovery of mineral ore in an economical fashion. The financial statements do not include any adjustments that might result in a negative outcome as a result of this uncertainly.

Note 4 of those financial statements, under the heading "ORGANIZATION AND NATURE OF BUSINESS," stated:


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         As discussed in Note 1, the company has been in the  development  stage since June 29, 1993. A major portion of its assets includes mineral inventories valued at $200,049,727, and mining claims located in San Bernardino County, California valued at $69,375,000. Realization of a major portion of these assets is dependent upon the company's ability
         to  successfully   liquidate  the  mineral  inventory.   The  financial
         statements do not include any adjustments that might result from the outcome of this uncertainty. These factors raise concern about the company's ability to continue as a going concern. It is management's intention to raise additional capital through a) leasing of the MedAway machines (Note 1), b) sale of some or all of the ore inventory (Note
         5), c) sale of some of the advertising trade credits (Note 2), and d) a private placement of securities.

         None of the following  events have occurred within the Registrant's two
(2) most recent fiscal years, or in any subsequent interim period preceding the former accountant's replacement:

         (A) The registrant's accountant, or former accountant, having advised the registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist;

         (B) the registrant's accountant, or former accountant having, advised the registrant that information has come to the accountant's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

         (C)(1) the registrant's accountant, or former accountant, having advised the registrant of the need to expand significantly the scope of its audit, or that information has come to the accountant's attention during the time period covered by Item 304(a)(1)(iv) of Regulation S-K, that if further investigated may (i) materially impact the fairness or reliability of either; a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and (2) due to the accountant's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or
         (D)(1) the registrant's accountant, or former accountant, having advised the registrant that information has come to the accountant's attention that it has concluded materially impacts the fairness or reliability of either
(i) a previously issued audit report or the underlying financial statements,  or
(ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to the accountant's resignation, dismissal or declination stand for re-election, or for any other



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reason,  the issue has not been resolved to the accountant's  satisfaction prior to its resignation, dismissal or declination to stand for re- election.

Item No. 7.       Financial Statements and Exhibits

         (a) Financial Statements: Financial statements reflecting the funds received from the settlement identified in Item 2 above are not included herein. Such financials statements shall be included in an appropriate amendment of this Form 8-K.

         (c) Exhibits:

         (16) Letter on change in certifying accountant. Unavailable at time of filing. Will be included in an amended filing.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2001

                                 HEXAGON CONSOLIDATED COMPANIES OF
                                 AMERICA, INC.


                                 By: /s/ Maurice Furlong
                                     --------------------------------
                                         Maurice Furlong
                                         President and Chairman of the Board


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